Exhibit 99.1

FTAC Athena Acquisition Corp. Announces Cancelation of Special Meeting

PHILADELPHIA, PA, Feb. 06, 2023 (GLOBE NEWSWIRE) --  FTAC Athena Acquisition Corp. (NASDAQ:FTAA) (the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more technology and financial services technology companies, today announced its decision to cancel its extraordinary general meeting in lieu of the annual general meeting of its shareholders that was scheduled for Wednesday, February 15, 2023, and to withdraw from consideration by the shareholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 30, 2023.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for its initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

Mehar Jagota
mehar@cohencircle.com
(484)-995-3030